UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2022

MOVING IMAGE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751-7998

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note

On February 22, 2022, Moving iMage Technologies, Inc. (the “Company” or “MiT Inc.”) incorrectly filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Original Form 8-K”) regarding the material misstatement discussed in Item 4.02 below without soliciting input from CohnReznick LLP (“CohnReznick”), the Company’s independent registered public accounting firm. The Original Form 8-K also did not properly describe the accounting for the July 7, 2021 merger of entities under common ownership between MiT Inc. and Moving iMage Technologies LLC (“MiT LLC”) . As such, the Company is filing this Form 8-K/A amending and restating the Original Form 8-K to provide the corrected accounting treatment for the transaction as disclosed in Item 4.02 below.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 17, 2022, CohnReznick informed the Company of a material misstatement in the comparative interim financial statements for the quarter ended September 30, 2021 and 2020 (the “Restatement”) and that it will be required to restate its previously issued unaudited condensed consolidated financial statements for the three months ended September 30, 2021 and 2020 that were previously included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 15, 2021 (the “September 2021 10-Q”). The Company’s previously filed financial statements for these periods should therefore no longer be relied upon.

In June 2020, members of MiT LLC created MiT Inc. to facilitate the Company’s initial public offering (“IPO”). Upon formation of MiT Inc., the Company issued an aggregate of 2,000,000 shares of common stock to members of MiT LLC . On July 7, 2021, the members of MiT LLC entered into an exchange agreement (the “Exchange Agreement”) whereby they exchanged their membership interests in MiT LLC for an aggregate of 2,350,000 shares of common stock in MiT Inc. As a result of the Exchange Agreement, the members of MiT LLC obtained ownership of approximately 79%, or 4,452,334, of the outstanding share of common stock of MiT Inc. on July 7, 2021. MiT LLC (the entity where the Company conducts its business) became a wholly-owned subsidiary of MiT Inc. (the SEC registrant) and the legacy members of MiT LLC retained control over the Company’s business operations and management.

The Company is required to account for the above-described transaction as a merger of entities under common ownership (also known as a “pooling of interests”) in accordance with Generally Accepted Accounting Principles. The Company previously filed its September 2021 10-Q incorrectly reflecting the accounting for the transaction prospectively as a reverse merger, where MiT LLC was designated as the accounting acquiror. The Company plans to amend and restate its condensed consolidated financial statements included in its September 2021 10-Q to reflect the proper accounting for the merger of entities under common ownership. The effects of the Restatement will primarily impact (a) Total Liabilities and Stockholders’ Equity (Deficit) as of September 30, 2021 and June 30, 2021 and the removal of Members’ Deficit on the June 30, 2021 balance sheet, (b) net loss and net loss per share for the three months ended September 30, 2020, and (c) condensed consolidated statements of stockholders’ equity (deficit) for the periods ended September 30, 2021 and 2020.

The Audit Committee of the Board of Directors of the Company has discussed the pending restatement of the September 30, 2021 and 2020 interim unaudited condensed consolidated financial statements with CohnReznick. The Restatement to the aforementioned financial statements will be reflected in an amendment to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 in the near future.

CohnReznick was provided a copy of the disclosures made in this Form 8-K/A and was requested to furnish us with a letter addressed to the SEC stating whether or not it agrees with our statements in Item 4.02 of this Form 8-K/A so that it can be filed with the SEC. Attached to this Form 8-K/A as Exhibit 16.1 is a copy of CohnReznick’s letter, dated February 28, 2022.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of CohnReznick LLP dated February 28, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVING IMAGE TECHNOLOGIES, INC.

Date: February 28, 2022

	By:	/s/ Michael Sherman
	Name:	Michael Sherman
	Title:	Chief Financial Officer